UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 25, 2010

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On August 25, 2010, Intervest Bancshares Corporation (the “Company”), entered into an Agreement to Convert with Lowell S. Dansker, Jean Dansker and Helene Bergman, the holders of all of the Company’s issued and outstanding Class B Common Stock. Pursuant to the agreement, the holders have agreed to convert all shares of Class B Common Stock held by them into shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock. Such conversion is contingent upon and will occur simultaneously with the closing of the public offering of shares of the Company’s Class A Common Stock described in the Company’s Report on Form 8-K filed on August 3, 2010.

The Company has also agreed, contingent upon a closing of the offering, that it will not, from and after the closing, issue shares of its Class B Common Stock and that it will seek, at its next meeting of stockholders, approval of an amendment to its Certificate of Incorporation to remove the Class B Common Stock from its authorized capital stock.

The description of the Agreement to Convert set forth above is a summary and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 1.1.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Agreement to Convert, dated August 25, 2010, by and among Intervest Bancshares Corporation, Lowell S. Dansker, Jean Dansker and Helene Bergman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: August 25, 2010	By:	/s/ Lowell S. Dansker
Lowell S. Dansker,
Chairman and Chief Executive Officer
(Principal Executive Officer)